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                                                                   EXHIBIT 10.48

                                             AMENDMENT NO. 1, dated as of July
                                    31, 2003 (this "Amendment No. 1"), to the
                                    Securities Purchase Agreement dated as of February 10, 2003 (the "Original Agreement"), among LPA HOLDING CORP., a Delaware corporation (the "Corporation"), LPA INVESTMENT LLC, a Delaware limited liability company ("LPA Investment"), and the parties signatory thereto (each, an "Other Purchaser"). Each Other Purchaser and LPA Investment are collectively referred to as the "Purchasers."

                  The Corporation and the Purchasers agree to amend the Original Agreement, on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth below.

         Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Original Agreement are used herein as therein defined.

         Section 2. Amendment to the Original Agreement.

                  A. Section 1.4 of the Original Agreement is amended and restated in its entirety as follows:

                  "(a)     Subject to the terms and conditions hereof, each
         Purchaser hereby commits, severally and not jointly, to purchase up to its respective Proportional Percentage of the Maximum Shortfall Share Amount (with respect to each Purchaser, such Purchaser's "Maximum Share Amount").

                           (i) If a Bank Deposit Shortfall exists at any time during the applicable Lookback Period, the Corporation shall promptly (but in no event later than five Business Days prior to the applicable Bank Deposit Settlement Date) notify each Purchaser of the greatest Bank Deposit Shortfall which existed during the applicable Lookback Period and the number of shares of Series B Preferred Stock required to be issued by the Corporation and purchased by the Purchasers on the applicable Bank Deposit Settlement Date (the aggregate shares of Series B Preferred Stock to be purchased on such Bank Deposit Settlement Date, the "Bank Deposit Shortfall Shares"). On each Bank Deposit Settlement Date on which Bank Deposit Shortfall Shares are required to be issued and purchased, the Corporation shall issue to each Purchaser, and each Purchaser shall purchase from the Corporation, such Purchaser's Proportional Percentage of Bank Deposit Shortfall Shares. The number

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                  of Bank Deposit Shortfall Shares to be issued by the
                  Corporation and collectively purchased by the Purchasers on a particular Bank Deposit Settlement Date shall be calculated as follows:

                           ((X + 500,000)/2.174) - Y

                           Where:

                           X = the greatest Bank Deposit Shortfall, if any
                               (expressed as a positive number) during the most recently ended Lookback Period;

                           Y = the number of Bank Deposit Shortfall Shares,
                               Fixed Charge Shortfall Shares and Advance
                               Purchase Shares, if any, issued during the applicable Lookback Period.

         If the foregoing calculation results in negative number, no Purchaser shall be required to purchase Shortfall Shares with respect to such Lookback Period.

                           (ii) If a Fixed Charge Shortfall exists on the last day of the applicable Period, the Corporation shall as soon as practicable following the completion of its financial statements for the applicable Period, but in no event later than five Business Days prior to the applicable Fixed Charge Settlement Date, notify each Purchaser of the Fixed Charge Shortfall which existed during the applicable Period and the number of shares of Series B Preferred Stock required to be issued by the Corporation and purchased by the Purchasers on the applicable Fixed Charge Settlement Date (the aggregate shares of Series B Preferred Stock to be purchased on such Fixed Charge Settlement Date, the "Fixed Charge Shortfall Shares"). On each Fixed Charge Settlement Date on which Fixed Charge Shortfall Shares are required to be issued and purchased, the Corporation shall issue to each Purchaser, and each Purchaser shall purchase from the Corporation, such Purchaser's Proportional Percentage of Fixed Charge Shortfall Shares. The number of Fixed Charge Shortfall Shares to be issued by the Corporation and collectively purchased by the Purchasers on a particular Fixed Charge Settlement Date shall equal the quotient obtained by dividing (x) the Fixed Charge Shortfall, if any, on the last day of the most recently ended Period by (y) 2.174. If the foregoing calculation results in negative number, no Purchaser shall be required to purchase Fixed Charge Shortfall Shares with respect to such Period.

                           (iii) If the Corporation fails to make interest or principal payments (A) under the Credit Agreement or (B) following the payment in full of all the obligations under the Credit Agreement, the Senior Secured Notes Indenture, in each case in accordance with the terms thereof (a "Payment Default"), on the date of such Payment Default the Corporation shall notify each Purchaser of the amount of funds necessary to cure such Payment Default (the "Payment Default

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                  Amount") and the number of shares of Series B Preferred Stock required to be issued by the Corporation and purchased by the Purchasers on the date which is no later than five (5) Business Days following the date of delivery of such notification (the date of each such purchase a "Payment Default Settlement Date" and the aggregate shares of Series B Preferred Stock to be purchased on such date, the "Payment Default Shares"). On each Payment Default Settlement Date, the Corporation shall issue to each Purchaser, and each Purchaser shall purchase from the Corporation, such Purchaser's Proportional Percentage of Payment Default Shares. The number of Payment Default Shares to be issued by the Corporation and collectively purchased by the Purchasers on a particular Payment Default Settlement Date shall equal the quotient obtained by dividing (x) the Payment Default Amount by (y) 2.174.

                  (b) Upon no less than five Business Days' prior written notice to the Corporation and the Purchasers (the "Advance Purchase Notice"), the Requisite Purchasers may from time to time require the Corporation to issue and sell to each Purchaser, and each Purchaser to purchase from the Corporation, shares of Series B Preferred Stock in advance of any Settlement Date (the "Advance Purchase Shares"). On the date set forth in the Advance Purchase Notice, the Corporation shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Corporation, its Proportional Percentage of the aggregate Advance Purchase Shares set forth in the Advance Purchase Notice.

                  (c) Notwithstanding anything to the contrary contained herein, at no time shall any Purchaser be required to purchase any Shortfall Shares or Advance Purchase Shares hereunder in excess of such Purchaser's Maximum Share Amount less the aggregate number of Shortfall Shares and Advance Purchase Shares, if any, previously purchased by such Purchaser hereunder.

                  (d) As used in this Section 1.4, the following terms have the meanings below:

                  "Bank Deposit Settlement Date" means, with respect to each Lookback Period, the tenth Business Day following the last Business Day of the applicable Lookback Period."

                  "Bank Deposit Shortfall" means the deficit, if any, recorded on the books of the Corporation and its Subsidiaries on the last Business Day of each week during the applicable Lookback Period as reflected on the "adjusted book balance" line of the Corporation's consolidated thirteen-week cash flow projections. "Bank Deposit Shortfall" shall be calculated in accordance with the Corporation's historical practice.

                  "Fixed Charge Settlement Date" means, with respect to each Period, the date that is ten Business Days following the date that the Corporation is required to deliver to the Lenders the financial information described in Sections 5.01(a) or (b), as applicable, of the Credit Agreement. If the Lenders extend the deadline for delivery of such financial information at any time, the

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         Settlement Date for such Period shall be similarly extended for an equal amount of time.

                  "Fixed Charge Shortfall" means, to the extent that the Corporation was not in compliance with Section 6.14 of the Credit Agreement as of the last day of the applicable Period, the amount which if added to Consolidated EBITDAR for such Period would have satisfied the covenant set forth in Section 6.14 as of the last day of such Period.

                  "Lookback Period" means the four-week period commencing on September 21, 2003 and each consecutive four or five-week period thereafter recorded by the Corporation in accordance with the Corporation's historical practice.

                  "Period" means the Corporation's fiscal quarter ending nearest to March 31, 2003 and each fiscal quarter ending thereafter until May 11, 2006.

                  "Proportional Percentage" means (a) with respect to any Other Purchaser, the quotient obtained by dividing (x) the number of shares of Series B Preferred Stock which such Other Purchaser commits to purchase pursuant to the terms of the Preemptive Notice executed by such Other Purchaser (which shall not be greater than such Other Purchaser's Common Stock Percentage (as defined in the Stockholders Agreement) as of the date hereof) by (y) the Maximum Shortfall Share Amount; and (b) with respect to LPA Investment 100% less the aggregate of the Other Purchasers' Proportional Percentages as calculated in the immediately preceding clause (a). In the event that a Purchaser is required to purchase Shortfall Shares or Advance Purchase Shares and such Purchaser (a "Defaulting Purchaser") fails to purchase its respective Proportional Percentage of such Shortfall Shares or Advance Purchase Shares at the applicable Closing, the Proportional Percentage of each other Purchaser shall be increased by the amount of such Defaulting Purchaser's Proportional Percentage multiplied by a fraction equal to (x) the amount of such other Purchasers' Proportional Percentage, divided by (y) the aggregate Proportionate Percentage of all Purchasers who are not Defaulting Purchasers.

                  "Shortfall Shares" means, collectively, Bank Deposit Shortfall Shares, Fixed Charge Shortfall Shares, and Payment Default Shares.

                  B. Section 1.8 of the Original Agreement is amended and restated in its entirety as follows:

                  "The obligations of each Purchaser hereunder shall automatically terminate without further action from any party hereto on the earlier of (a) the date such Purchaser purchases an aggregate amount of shares of Series B Preferred Stock hereunder equal to its Maximum Share Amount; and (b) the date the obligations (other than contingent obligations and liabilities) of the Corporation under (i) the Credit Agreement and (ii) the Indenture dated as of May 11, 1998, among the Corporation and certain of its subsidiaries and PNC Bank, National Association as trustee (as amended), are terminated."

         Section 3. References to the Original Agreement. From and after the date hereof, all references in the Original Agreement and each of the other Transaction Documents to the

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Original Agreement shall be deemed to be references to the Original Agreement after giving effect to this Amendment No. 1.

         Section 4. No Other Amendments. Except as expressly set forth herein, the Original Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (a) to be a waiver, amendment, modification or other change of any term, condition or provision of the Original Agreement or any Transaction Document (or a consent to any such waiver, amendment, modification or other change); (b) to be a consent to any transaction; or (c) to prejudice any right or rights which the Purchasers or the Corporation may have under the Original Agreement and/or any Transaction Document.

         Section 5. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.

         Section 6. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Amendment No. 1 is legal, valid and binding for all purposes.

         Section 7. Applicable Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AMENDMENT NO. 1, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                            [Signature Pages Follow]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to the Securities Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                           LPA HOLDING CORP.

                           By: /s/ Michael F. Czlonka
                               -------------------------------------------------
                               Name: Michael F. Czlonka
                               Title: Senior Vice President & Chief
                                      Operating Officer

                           LPA INVESTMENT LLC

                           By: /s/ Stephen P Murray
                               -------------------------------------------------
                               Name: Stephen P. Murray
                               Title:

                           /s/ Joetta D. Camp
                           -----------------------------------------------------
                           Joetta D. Camp

                           /s/ Rebecca L. Perry
                           -----------------------------------------------------
                           Rebecca L. Perry

                           /s/ Kathryn J. Shubert
                           -----------------------------------------------------
                           Kathryn J. Shubert